POWER OF ATTORNEY

 The undersigned, an executive officer of Gulf Power Company, hereby revokes any prior Power of Attorney regarding the Exchange Act of 1934, Section 16 filings and hereby makes, constitutes, and appoints Susan D. Ritenour and Terry A. Davis my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission,
Initial Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership,
on Forms 3, 4, and 5, respectively, and Form ID, and any appropriate amendment or amendments thereto.

 This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Gulf Power Company ceases, unless earlier revoked by me by written documents delivered to the Secretary of Gulf
Power Company.

 Signed this 22nd day of April, 2010.

  /s/
  Deborah H. Calder